Exhibit 23(a)
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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, I hereby consent to the incorporation by reference in this registration statement of my report dated March 28, 2005, included in the Annual Report on Form 10-KSB of IPORUSSIA, INC. for the year ended December 31, 2004, and to all references to me included in this registration statement.


Aaron Stein, CPA
Woodmere, New York
April 5, 2005